UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2019

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2019 Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) held on June 4, 2019 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Restated Plan”).

The Restated Plan was amended to:

•	decrease the total number of shares authorized for issuance under the Restated Plan by 2,600,000 shares, from 46,000,000 to 43,400,000 shares; and

•

remove the fungible share formula so that, going forward, each share underlying awards granted under the Restated Plan will reduce the share reserve by one share and all shares underlying forfeited, cancelled or terminated awards that are granted on or after the effective date of the amendment to the Restated Plan will be returned to the share reserve in the same manner.

A detailed summary of the amendment to the Restated Plan is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”) under the caption “Proposal 2 Amendment to Amended and Restated 2014 Equity Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the amendment to the Restated Plan and the foregoing description of the amendment to the Restated Plan are qualified in their entirety by reference to the full text of the Second Amendment to the Restated Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company’s stockholders held on June 4, 2019, the Company’s stockholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1

To elect Robert M. Calderoni, Nanci E. Caldwell, Jesse A. Cohn, Robert D. Daleo, Murray J. Demo, Ajei S. Gopal, David J. Henshall, Thomas E. Hogan, Moira A. Kilcoyne and Peter J. Sacripanti as directors to each serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2020 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	96,343,995	2,150,271	2,338,708	8,634,569
Nanci E. Caldwell	94,258,928	6,542,019	32,027	8,634,569
Jesse A. Cohn	100,198,870	585,781	48,323	8,634,569
Robert D. Daleo	99,946,774	843,165	43,035	8,634,569
Murray J. Demo	97,872,371	2,917,005	43,598	8,634,569
Ajei S. Gopal	100,320,460	474,158	38,356	8,634,569
David J. Henshall	100,729,480	61,248	42,246	8,634,569
Thomas E. Hogan	100,276,982	512,927	43,065	8,634,569
Moira A. Kilcoyne	99,981,624	815,079	36,271	8,634,569
Peter J. Sacripanti	99,458,705	1,325,205	49,064	8,634,569

Proposal 2

To approve an amendment to the Restated Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,082,023	9,697,480	53,471	8,634,569

Proposal 3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,471,569	7,951,951	44,023	0

Proposal 4

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,705,745	11,064,044	63,185	8,634,569

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 6, 2019	By:	/s/ Antonio G. Gomes
		Name:	Antonio G. Gomes
		Title:	Executive Vice President and General Counsel

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